Exhibit 99

OTIS REPORTS SECOND QUARTER 2022 RESULTS

Delivers solid second quarter results with high teens New Equipment order growth, mid-single digit organic Service sales growth and low teens adjusted EPS growth

•2Q Net sales down 5.8% and organic sales up 0.4%. GAAP EPS ~flat and adjusted EPS up 11.7%
•2Q New Equipment orders up 16.5%; NE backlog up 6%, adjusted backlog up 10% at constant currency
•2Q Maintenance portfolio units were up nearly 3.5%
•YTD GAAP cash flow from operations of $857 million; free cash flow of $800 million, or 127% of net income
•Completed the delisting of Zardoya Otis and reached an agreement to divest our Russia business with closing expected imminently
•Revised full-year outlook1 with organic sales up 2.5 to 3.5%, adjusted EPS of $3.17 to $3.21 and free cash flow of ~$1.6 billion

FARMINGTON, Conn., July 27, 2022 – Otis Worldwide Corporation (NYSE:OTIS) reported second quarter 2022 net sales of $3.5 billion with 0.4% organic growth. GAAP diluted earnings per share (EPS) of $0.76 was flat versus the prior year and adjusted EPS increased 11.7% to $0.86.

"Otis completed a strong first half, delivering a solid second quarter with record New Equipment orders and the best maintenance portfolio growth in over a decade. We grew adjusted EPS low teens, driven by strong organic growth in the Service business and productivity performance in both segments that helped to overcome the impact of lockdowns in China, higher commodity prices and significant headwinds from the strengthening of the US Dollar," said Judy Marks, Chair, CEO & President. “Looking ahead, we expect to deliver 2.5 to 3.5% organic sales growth, high single digit adjusted EPS growth and $1.6 billion in free cash flow in 2022. We'll continue to advance our long-term strategy and drive operational execution to set a strong foundation for continued performance in 2023 and beyond."

Key Figures

($ millions, except per share amounts)	Quarter Ended June 30,				Six Months Ended June 30,
	2022	2021	Y/Y	Y/Y (CFX)	2022	2021	Y/Y	Y/Y (CFX)
Net sales	$3,488	$3,701	(5.8)%	(0.5)%	$6,902	$7,109	(2.9)%	1.2%
Adjusted net sales	$3,454	$3,629	(4.8)%	0.5%	$6,814	$6,984	(2.4)%	1.7%
Organic sales growth				0.4%				1.6%

GAAP
Operating profit	$487	$561	$(74)		$1,013	$1,070	$(57)
Operating profit margin	14.0%	15.2%	(120) bps		14.7%	15.1%	(40) bps
Net income	$321	$326	(1.5)%		$632	$634	(0.3)%
Earnings per share	$0.76	$0.76	—%		$1.48	$1.47	0.7%

Adjusted non-GAAP comparison
Operating profit	$541	$562	$(21)	$16	$1,078	$1,085	$(7)	$50
Operating profit margin	15.7%	15.5%	20 bps		15.8%	15.5%	30 bps
Net income	$365	$333	9.6%		$689	$637	8.2%
Earnings per share	$0.86	$0.77	11.7%		$1.62	$1.47	10.2%

Second quarter net sales of $3.5 billion decreased 5.8% versus the prior year with a 0.4% increase in organic sales that was more than offset by a 5.3% headwind from foreign exchange.

Second quarter GAAP operating profit of $487 million decreased $74 million and adjusted operating profit of $541 million decreased $21 million. Excluding a $37 million impact from foreign exchange translation, operating profit increased $16 million driven by strong Service segment performance and lower corporate costs, partially offset by operating profit decline in New Equipment. GAAP operating profit margin contracted 120 basis points to 14.0% and adjusted operating profit margin expanded 20 basis points to 15.7%, driven by margin expansion in Service.

GAAP EPS of $0.76 was flat compared to prior year and adjusted EPS of $0.86 increased 11.7% or $0.09 as the benefit from operational improvement, continued progress on reducing the effective tax rate, a lower share count and the Zardoya transaction, was partially offset by a $0.06 headwind from foreign exchange translation. GAAP EPS was also impacted by non-recurring charges and operational performance of the Russia business, and higher restructuring expense.

First half net sales decreased 2.9% from a 1.6% increase in organic sales more than offset by a 4.1% headwind from foreign exchange. GAAP and adjusted operating profit decreased $57 million and $7 million, respectively. Adjusted operating profit was up $50 million at constant currency. GAAP operating profit margin contracted 40 basis points and adjusted operating profit margin expanded 30 basis points.

New Equipment

	Quarter Ended June 30,				Six Months Ended June 30,
($ millions)	2022	2021	Y/Y	Y/Y (CFX)	2022	2021	Y/Y	Y/Y (CFX)
Net sales	$1,534	$1,727	(11.2)%	(7.4)%	$2,956	$3,185	(7.2)%	(4.5)%
Adjusted net sales	$1,509	$1,663	(9.3)%	(5.5)%	$2,884	$3,076	(6.2)%	(3.5)%
Organic sales				(5.0)%				(3.2)%

GAAP
Operating profit	$99	$147	$(48)		$192	$251	$(59)
Operating profit margin	6.5%	8.5%	(200) bps		6.5%	7.9%	(140) bps

Adjusted non-GAAP comparison
Operating profit	$113	$142	$(29)	$(28)	$206	$240	$(34)	$(35)
Operating profit margin	7.5%	8.5%	(100) bps		7.1%	7.8%	(70) bps

In the second quarter, net sales of $1.5 billion decreased 11.2% with a 5.0% decrease in organic sales and a 3.8% headwind from foreign exchange. Organic sales growth of high single digits in Asia Pacific and low single digits in EMEA was more than offset by mid-single digit decline in the Americas and low teens decline in China.

GAAP operating profit of $99 million decreased $48 million and adjusted operating profit of $113 million decreased $29 million as material and installation productivity and reductions in SG&A expense was more than offset by the impact from lower volume, including related under absorption, and $35 million of commodity headwinds. GAAP operating profit was also impacted by non-recurring charges and operational performance of the Russia business, and higher restructuring expense. GAAP operating profit margin contracted 200 basis points to 6.5% and adjusted operating profit margin contracted 100 basis points to 7.5%.

New Equipment orders were up 16.5%, at constant currency as more than 50% growth in the Americas and ~30% growth in EMEA was partially offset by mid-single digit decline in Asia. New equipment backlog increased 6% and adjusted backlog increased 10% at constant currency, with growth in all regions.

First half net sales decreased 7.2% with a 3.2% decrease in organic sales and a 2.7% headwind from foreign exchange. GAAP operating profit decreased $59 million and adjusted operating profit decreased $34 million as productivity and lower bad debt expense was more than offset by the impact from lower volume, including related under absorption, and more than $70 million in commodity headwinds. GAAP and adjusted operating profit margin contracted 140 basis points and 70 basis points, respectively.

Service

	Quarter Ended June 30,				Six Months Ended June 30,
($ millions)	2022	2021	Y/Y	Y/Y (CFX)	2022	2021	Y/Y	Y/Y (CFX)
Net sales	$1,954	$1,974	(1.0)%	5.5%	$3,946	$3,924	0.6%	5.7%
Adjusted net sales	$1,945	$1,966	(1.1)%	5.4%	$3,930	$3,908	0.6%	5.7%
Organic sales				5.2%				5.5%

GAAP
Operating profit	$435	$441	$(6)		$882	$871	$11
Operating profit margin	22.3%	22.3%	0 bps		22.4%	22.2%	20 bps

Adjusted non-GAAP comparison
Operating profit	$449	$445	$4	$39	$908	$887	$21	$79
Operating profit margin	23.1%	22.6%	50 bps		23.1%	22.7%	40 bps

In the second quarter, net sales of $2.0 billion decreased 1.0% with a 5.2% increase in organic sales and a 6.5% headwind from foreign exchange. Organic maintenance and repair sales increased 4.9% and organic modernization sales increased 6.4%.

GAAP operating profit of $435 million decreased $6 million. Adjusted operating profit of $449 million increased $39 million at constant currency driven by higher volume, favorable pricing and productivity, partially offset by annual wage inflation. GAAP operating profit margin was flat versus prior year and adjusted operating profit margin expanded 50 basis points to 23.1%.

First half net sales increased 0.6% with a 5.5% increase in organic sales and a 5.1% headwind from foreign exchange. GAAP operating profit increased $11 million and adjusted operating profit increased $21 million and $79 million at constant currency, driven by higher volume, favorable pricing and productivity, partially offset by annual wage inflation. GAAP and adjusted operating profit margin expanded 20 basis points and 40 basis points, respectively.

Cash flow

	Quarter Ended June 30,			Six Months Ended June 30,
($ millions)	2022	2021	Y/Y	2022	2021	Y/Y
Cash flow from operations	$353	$533	$(180)	$857	$1,118	$(261)
Free cash flow	$326	$493	$(167)	$800	$1,034	$(234)
Free cash flow conversion	102%	151%		127%	163%

Second quarter cash from operations of $353 million decreased $180 million and free cash flow of $326 million decreased $167 million versus prior year, primarily from the timing of interest and separation related tax payments.

2022 Outlook1
Otis is revising its full year outlook:
•Adjusted net sales of $13.6 to $13.8 billion, down 2 to 3%
•Organic sales up 2.5 to 3.5%
◦Organic New Equipment sales down 0.5 to 1.0%
◦Organic Service sales up 5.5 to 6.5%
•Adjusted operating profit of $2.1 to $2.2 billion, up $120 to $150 million at constant currency; up $5 million to down $25 million at actual currency
•Adjusted EPS of $3.17 to $3.21, up 7 to 9%; adjusted effective tax rate of 26.5 to 26.7%
•Free cash flow of ~$1.6 billion with conversion of approximately 125% of GAAP net income

1Note: When we provide outlook for organic sales, adjusted operating profit, adjusted effective tax rate and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information.

About Otis
Otis is the world's leading elevator and escalator manufacturing, installation and service company. We move 2 billion people a day and maintain more than 2.1 million customer units worldwide, the industry's largest maintenance portfolio. Headquartered in Connecticut, USA, Otis is 70,000 people strong, including 41,000 field professionals, all committed to meeting the diverse needs of our customers and passengers in more than 200 countries and territories worldwide. For more information, visit www.otis.com and follow us on LinkedIn, Instagram, Facebook and Twitter @OtisElevatorCo.

Use and Definitions of Non-GAAP Financial Measures
Otis Worldwide Corporation (“Otis”) reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures (referenced in this press release) to the corresponding amounts prepared in accordance with GAAP appears in the attached tables. These tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

Adjusted net sales, organic sales, adjusted selling, general and administrative (“SG&A”) expense, adjusted operating profit, adjusted net income, adjusted diluted earnings per share (“EPS”), adjusted effective tax rate, adjusted remaining performance obligation ("RPO"), constant currency and free cash flow are non-GAAP financial measures.

Adjusted net sales represents net sales (a GAAP measure), excluding significant items of a non-recurring and/or nonoperational nature (“other significant items”).

Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items. Management believes organic sales is a useful measure in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.

Adjusted SG&A expense represents SG&A expense (a GAAP measure), excluding restructuring costs and other significant items.

Adjusted general corporate expenses and other represents general corporate expenses and other (a GAAP measure), excluding restructuring costs and other significant items.

Adjusted operating profit represents income from continuing operations (a GAAP measure), excluding restructuring costs and other significant items.

Adjusted net interest expense represents net interest expense (a GAAP measure), adjusted for the impacts of non-recurring acquisition related financing costs and related net interest expense pending the completion of a transaction.

The adjusted effective tax rate represents the effective tax rate (a GAAP measure) adjusted for other significant items and the tax impact of restructuring costs and other significant items.

Adjusted net income represents net income attributable to Otis Worldwide Corporation (a GAAP measure), excluding restructuring costs and other significant items, adjusted net interest expense and adjusted effective tax expense. Adjusted EPS represents diluted earnings per share from attributable to common shareholders (a GAAP measure), adjusted for the per share impact of restructuring and other significant items.

Adjusted RPO represents RPO (a GAAP measure) excluding other significant items.

Management believes that adjusted net sales, organic sales, adjusted SG&A, adjusted general corporate expenses and other, adjusted operating profit, adjusted net income, adjusted EPS, the adjusted effective tax rate and adjusted RPO are useful measures in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.

Additionally, GAAP financial results include the impact of changes in foreign currency exchange rates ("AFX"). We use the non-GAAP measure “at constant currency” or “CFX” to show changes in our financial results without giving effect to period-to-period currency fluctuations. Under U.S. GAAP, income statement results are translated in U.S. dollars at the average exchange rate for the period presented. Management believes that this non-GAAP measure is useful in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.

Free cash flow is a non-GAAP financial measure that represents cash flow from operations (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing Otis’ ability to fund its activities, including the financing of acquisitions, debt service, repurchases of common stock and distribution of earnings to shareholders.

When we provide our expectations for adjusted net sales, organic sales, adjusted operating profit, adjusted net income, adjusted effective tax rate, adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected diluted EPS from continuing operations, operating profit, the effective tax rate, net sales and expected cash flow from operations) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Cautionary Statement
This communication contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for Otis’ future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “medium-term,” “near-term,” “confident,” "goals" and other words of similar meaning in connection with a discussion of future operating or financial performance, the pending sale of Otis' Russia business, the tender offer by Otis to acquire the remaining issued and outstanding shares of Zardoya Otis, S.A (the "Tender Offer") and the separation (the “Separation”) from United Technologies Corporation (now known as Raytheon Technologies Corporation (“RTX”)). Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, dividends, share repurchases, tax rates, research & development spend, credit ratings, net indebtedness and other measures of financial performance or potential future plans, strategies or transactions of Otis, including the sale of its Russia business, statements that relate to climate change and our intent to achieve certain environmental, social and governance targets or goals, including operational impacts and costs associated therewith, and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, Otis claims the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of economic conditions in the industries and markets in which Otis and its businesses operate in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in construction, pandemic health issues (including COVID-19 and variants thereof and the ongoing economic recovery therefrom and their effects on, among other things, global supply, demand and distribution), natural disasters, whether as a result of climate change or otherwise, and the financial condition of Otis’ customers and suppliers; (2) the effect of changes in political conditions in the U.S. and other countries in which Otis and its businesses operate, including the effects of the ongoing conflict between Russia and Ukraine and related sanctions and export controls, on general market conditions, global trade policies and currency exchange rates in the near term and beyond; (3) challenges in the development, production, delivery, support, performance and realization of the anticipated benefits of advanced technologies and new products and services; (4) future levels of indebtedness, capital spending and research and development spending; (5) future availability of credit and factors that may affect such availability, credit market conditions and Otis’ capital structure; (6) the timing and scope of future repurchases of Otis’ common stock ("Common Stock"), which may be suspended at any time due to various factors, including market conditions and the level of other investing activities and uses of cash; (7) fluctuations in prices and delays and disruption in delivery of materials and services from suppliers, whether as a result of COVID-19, the ongoing conflict between Russia and Ukraine or otherwise; (8) cost reduction or containment actions, restructuring costs and related savings and other consequences thereof; (9) new business and investment opportunities; (10) the outcome of legal proceedings, investigations and other contingencies; (11) pension plan assumptions and future contributions; (12) the impact of the negotiation of collective bargaining agreements and labor disputes; (13) the effect of changes in tax, environmental, regulatory (including among other things import/export) and other laws and regulations in the U.S. and other countries in which Otis and its businesses operate, including as a result of the ongoing conflict between

Russia and Ukraine; (14) the ability of Otis to retain and hire key personnel; (15) the scope, nature, impact or timing of acquisition and divestiture activity, including the sale of Otis' Russia business, the integration of acquired businesses into existing businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs; (16) the ability to achieve the expected benefits of the Tender Offer and the timing thereof; (17) the ability to achieve the expected benefits of the Separation; (18) the determination by the Internal Revenue Service and other tax authorities that the distribution or certain related transactions should be treated as taxable transactions; and (19) the amount of our obligations and nature of our disputes that have or may hereafter arise under the agreements we entered into with RTX and Carrier Corporation in connection with the Separation. The above list of factors is not exhaustive or necessarily in order of importance. For additional information on identifying factors that may cause actual results to vary from those stated in forward-looking statements, see Otis’ registration statement on Form 10 and the reports of Otis on Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC from time to time. Any forward-looking statement speaks only as of the date on which it is made, and Otis assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Otis Worldwide Corporation
Condensed Consolidated Statements of Operations

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(amounts in millions, except per share amounts)	2022	2021	2022	2021
Net Sales	$3,488	$3,701	$6,902	$7,109
Costs and Expenses:
Cost of products and services sold	2,505	2,626	4,913	5,015
Research and development	38	39	75	74
Selling, general and administrative	439	484	898	966
Total Costs and Expenses	2,982	3,149	5,886	6,055
Other income (expense), net	(19)	9	(3)	16
Operating profit	487	561	1,013	1,070
Non-service pension cost (benefit)	1	2	1	4
Interest expense (income), net	35	27	72	59
Net income before income taxes	451	532	940	1,007
Income tax expense	103	153	239	276
Net income	348	379	701	731
Less: Noncontrolling interest in subsidiaries' earnings	27	53	69	97
Net income attributable to Otis Worldwide Corporation	$321	$326	$632	$634

Earnings Per Share of Common Stock:
Basic	$0.76	$0.76	$1.49	$1.48
Diluted	$0.76	$0.76	$1.48	$1.47
Weighted Average Number of Shares Outstanding:
Basic shares	421.4	427.9	422.8	429.8
Diluted Shares	424.2	431.6	425.9	432.7

Otis Worldwide Corporation
Segment Net Sales and Operating Profit

	Quarter Ended June 30,		Quarter Ended June 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2022		2021
	Reported	Adjusted	Reported	Adjusted *
Net Sales
New Equipment	$1,534	$1,509	$1,727	$1,663
Service	1,954	1,945	1,974	1,966
Consolidated Net Sales	$3,488	$3,454	$3,701	$3,629

Operating Profit
New Equipment	$99	$113	$147	$142
Service	435	449	441	445
Segment Operating Profit	534	562	588	587
General corporate expenses and other	(47)	(21)	(27)	(25)
Consolidated Operating Profit	$487	$541	$561	$562

Segment Operating Profit Margin
New Equipment	6.5%	7.5%	8.5%	8.5%
Service	22.3%	23.1%	22.3%	22.6%
Total Operating Profit Margin	14.0%	15.7%	15.2%	15.5%

	Six Months Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2022		2021
	Reported	Adjusted	Reported	Adjusted *
Net Sales
New Equipment	$2,956	$2,884	$3,185	$3,076
Service	3,946	3,930	3,924	3,908
Consolidated Net Sales	$6,902	$6,814	$7,109	$6,984

Operating Profit
New Equipment	$192	$206	$251	$240
Service	882	908	871	887
Segment Operating Profit	1,074	1,114	1,122	1,127
General corporate expenses and other	(61)	(36)	(52)	(42)
Consolidated Operating Profit	$1,013	$1,078	$1,070	$1,085

Segment Operating Profit Margin
New Equipment	6.5%	7.1%	7.9%	7.8%
Service	22.4%	23.1%	22.2%	22.7%
Total Operating Profit Margin	14.7%	15.8%	15.1%	15.5%

* Adjusted amounts presented for 2021 periods have been adjusted to exclude the impact of our operations in Russia, for comparability to adjusted amounts presented for 2022 periods.

Otis Worldwide Corporation
Reconciliation of Reported (GAAP) to Adjusted Operating Profit & Operating Profit Margin

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2022	2021 *	2022	2021 *

New Equipment
GAAP Net sales	$1,534	$1,727	$2,956	$3,185
Russia sales	(25)	(64)	(72)	(109)
Adjusted New Equipment Sales	$1,509	$1,663	$2,884	$3,076

GAAP Operating profit	99	147	192	251
Restructuring	12	8	16	13
Russia operations	2	(13)	(2)	(24)
Adjusted New Equipment Operating Profit	$113	$142	$206	$240

Reported New Equipment Operating Profit Margin	6.5%	8.5%	6.5%	7.9%
Adjusted Service Operating Profit Margin	7.5%	8.5%	7.1%	7.8%

Service
GAAP Net sales	$1,954	$1,974	$3,946	$3,924
Russia sales	(9)	(8)	(16)	(16)
Adjusted Service Sales	$1,945	$1,966	$3,930	$3,908

GAAP Operating profit	435	441	882	871
Restructuring	13	3	23	13
Russia operations	1	1	3	3
Adjusted Service Operating Profit	$449	$445	$908	$887

Reported Service Operating Profit Margin	22.3%	22.3%	22.4%	22.2%
Adjusted Service Operating Profit Margin	23.1%	22.6%	23.1%	22.7%

General corporate expenses and other
GAAP General corporate expenses and other	$(47)	$(27)	$(61)	$(52)
Russia other expense	8	2	6	1
Russia investment impairment	18	—	18	—
One-time separation costs, net	—	—	1	9
Adjusted General corporate expenses and other	$(21)	$(25)	$(36)	$(42)

Total Otis
GAAP Operating profit	$487	$561	$1,013	$1,070
Restructuring	25	11	39	26
Russia operations	11	(10)	7	(20)
Russia investment impairment	18	—	18	—
One-time separation costs, net and other	—	—	1	9
Adjusted Total Operating Profit	$541	$562	$1,078	$1,085

Reported Total Operating Profit Margin	14.0%	15.2%	14.7%	15.1%
Adjusted Total Operating Profit Margin	15.7%	15.5%	15.8%	15.5%

* Adjusted amounts presented for 2021 periods have been adjusted to exclude the impact of our operations in Russia, for comparability to adjusted amounts presented for 2022 periods.

Otis Worldwide Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Net Income, Earnings Per Share, and Effective Tax Rate

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(dollars in millions, except per share amounts)	2022	2021 *	2022	2021 *
Adjusted Operating Profit	$541	$562	$1,078	$1,085
Non-service pension cost (benefit)	1	2	1	4
Net interest expense [1,2]	35	28	68	60
Adjusted income from operations before income taxes	505	532	1,009	1,021
Income tax expense	103	153	239	276
Tax impact on restructuring and non-recurring items	9	4	11	5
Non-recurring tax items	1	(11)	1	6
Adjusted net income from operations	392	386	758	734
Noncontrolling interest	27	53	69	97
Adjusted net income attributable to Otis Worldwide Corporation	$365	$333	$689	$637

GAAP net income attributable to common shareholders	$321	$326	$632	$634
Restructuring	25	11	39	26
Zardoya Otis Tender Offer finance costs [1]	—	—	5	—
Russia operations [2]	11	(11)	6	(21)
Russia investment impairment	18	—	18	—
One-time separation costs, net and other	—	—	1	9
Tax effects of restructuring, non-recurring items and other adjustments	(9)	(4)	(11)	(5)
Non-recurring tax items	(1)	11	(1)	(6)
Adjusted net income attributable to common shareholders	$365	$333	$689	$637

Diluted Earnings Per Share	$0.76	$0.76	$1.48	$1.47
Impact to diluted earnings per share	0.10	0.01	0.14	—
Adjusted Diluted Earnings Per Share	$0.86	$0.77	$1.62	$1.47

Effective Tax Rate	22.8%	28.8%	25.4%	27.4%
Impact of adjustments on effective tax rate	(0.4)%	(1.4)%	(0.5)%	0.7%
Adjusted Effective Tax Rate	22.4%	27.4%	24.9%	28.1%

* Adjusted amounts presented for 2021 periods have been adjusted to exclude the impact of our operations in Russia, for comparability to adjusted amounts presented for 2022 periods.

1 Otis incurred interest costs associated with financing the Zardoya Otis Tender Offer. Net interest expense for the six months ended June 30, 2022 is reflected as adjusted without those costs.

2 Net interest expense is reflected as adjusted, without $1 million of interest income from its operations in Russia in the six months ended June 30, 2021.

Otis Worldwide Corporation
Components of Changes in Net Sales

Quarter Ended June 30, 2022 Compared with Quarter Ended June 30, 2021

	Factors Contributing to Total % Change in Net Sales
	Organic	Russia	FX Translation	Acquisitions / Divestitures, net and Other	Total
New Equipment	(5.0)%	(1.9)%	(3.8)%	(0.5)%	(11.2)%
Service	5.2%	0.1%	(6.5)%	0.2%	(1.0)%
Maintenance and Repair	4.9%	0.1%	(6.5)%	0.2%	(1.3)%
Modernization	6.4%	—%	(6.1)%	—%	0.3%
Total Net Sales	0.4%	(1.0)%	(5.3)%	0.1%	(5.8)%

Six Months Ended June 30, 2022 Compared with Six Months Ended June 30, 2021

	Factors Contributing to Total % Change in Net Sales
	Organic	Russia	FX Translation	Acquisitions / Divestitures, net and Other	Total
New Equipment	(3.2)%	(1.0)%	(2.7)%	(0.3)%	(7.2)%
Service	5.5%	—%	(5.1)%	0.2%	0.6%
Maintenance and Repair	5.2%	—%	(5.1)%	0.2%	0.3%
Modernization	6.7%	—%	(4.9)%	—%	1.8%
Total Net Sales	1.6%	(0.5)%	(4.1)%	0.1%	(2.9)%

Components of New Equipment Backlog

Growth %
Q2 2022
New Equipment Backlog increase at actual currency	6%
Russia	(2)%
Foreign exchange impact to New Equipment Backlog	6%
Adjusted New Equipment Backlog increase at constant currency	10%

Otis Worldwide Corporation
Reconciliation of Adjusted Operating Profit at Constant Currency

Quarter Ended June 30, 2022 Compared with Quarter Ended June 30, 2021

(dollars in millions)	2022	2021 *	Y/Y
New Equipment
Adjusted Operating Profit	$113	$142	$(29)
Impact of foreign exchange	1		1
Adjusted Operating Profit at constant currency	$114	$142	$(28)

Service
Adjusted Operating Profit	$449	$445	$4
Impact of foreign exchange	35		35
Adjusted Operating Profit at constant currency	$484	$445	$39

Otis Consolidated
Adjusted Operating Profit	$541	$562	$(21)
Impact of foreign exchange	37		37
Adjusted Operating Profit at constant currency	$578	$562	$16

Six Months Ended June 30, 2022 Compared with Six Months Ended June 30, 2021

(dollars in millions)	2022	2021 *	Y/Y
New Equipment
Adjusted Operating Profit	$206	$240	$(34)
Impact of foreign exchange	(1)		(1)
Adjusted Operating Profit at constant currency	$205	$240	$(35)

Service
Adjusted Operating Profit	$908	$887	$21
Impact of foreign exchange	58		58
Adjusted Operating Profit at constant currency	$966	$887	$79

Otis Consolidated
Adjusted Operating Profit	$1,078	$1,085	$(7)
Impact of foreign exchange	57		57
Adjusted Operating Profit at constant currency	$1,135	$1,085	$50

* Adjusted amounts presented for 2021 periods have been adjusted to exclude the impact of our operations in Russia, for comparability to adjusted amounts presented for 2022 periods.

Otis Worldwide Corporation
Condensed Consolidated Balance Sheet

	June 30, 2022	December 31, 2021
(amounts in millions)	(Unaudited)
Assets
Cash and cash equivalents	$1,218	$1,565
Restricted cash	12	1,910
Accounts receivable, net	3,189	3,232
Contract assets	608	550
Inventories	596	622
Other current assets	527	382
Total Current Assets	6,150	8,261
Future income tax benefits	306	335
Fixed assets, net	724	774
Operating lease right-of-use assets	512	526
Intangible assets, net	385	419
Goodwill	1,550	1,667
Other assets	286	297
Total Assets	$9,913	$12,279

Liabilities and Equity (Deficit)
Short-term borrowings	$81	$24
Accounts payable	1,616	1,556
Accrued liabilities	1,903	1,993
Contract liabilities	2,738	2,674
Total Current Liabilities	6,338	6,247
Long-term debt	6,602	7,249
Future pension and postretirement benefit obligations	531	558
Operating lease liabilities	359	336
Future income tax obligations	251	267
Other long-term liabilities	584	606
Total Liabilities	14,665	15,263

Redeemable noncontrolling interest	136	160
Shareholders' Equity (Deficit):
Common Stock and additional paid-in capital	121	119
Treasury Stock	(1,125)	(725)
Accumulated deficit	(3,245)	(2,256)
Accumulated other comprehensive income (loss)	(748)	(763)
Total Shareholders' Equity (Deficit)	(4,997)	(3,625)
Noncontrolling interest	109	481
Total Equity (Deficit)	(4,888)	(3,144)
Total Liabilities and Equity (Deficit)	$9,913	$12,279

Otis Worldwide Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2022	2021	2022	2021
Operating Activities:
Net income from operations	$348	$379	$701	$731
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	49	51	97	102
Stock compensation cost	15	17	28	31
Change in:
Accounts receivable, net	(53)	(40)	(104)	(54)
Contract assets and liabilities, current	(144)	(103)	134	225
Inventories	(25)	22	(39)	(17)
Accounts payable	171	95	135	124
Pension contributions	(9)	(5)	(21)	(18)
Other operating activities, net	1	117	(74)	(6)
Net cash flows provided by operating activities	353	533	857	1,118
Investing Activities:
Capital expenditures	(27)	(40)	(57)	(84)
Investments in businesses and intangible assets, net of cash acquired	(20)	(27)	(28)	(51)
Proceeds from sale of (investments in) marketable securities, net	—	58	(7)	40
Other investing activities, net	54	(8)	82	28
Net cash flows used in investing activities	7	(17)	(10)	(67)
Financing Activities:
Increase (decrease) in short-term borrowings, net	31	(3)	57	(345)
Issuance of long-term debt, net	—	—	—	199
Payment of debt issuance costs	—	—	—	(2)
Repayment of long-term debt	—	—	(500)	—
Dividends paid on Common Stock	(122)	(102)	(224)	(189)
Repurchases of Common Stock	(200)	(206)	(400)	(506)
Dividends paid to noncontrolling interest	(8)	(23)	(41)	(55)
Acquisition of Zardoya Otis shares	(1,802)	—	(1,802)	—
Other financing activities, net	(13)	(8)	(27)	(18)
Net cash flows provided by (used in) financing activities	(2,114)	(342)	(2,937)	(916)
Summary of Activity:
Net cash provided by operating activities	353	533	857	1,118
Net cash used in investing activities	7	(17)	(10)	(67)
Net cash provided by (used in) financing activities	(2,114)	(342)	(2,937)	(916)
Effect of foreign exchange rate changes on cash and cash equivalents	(59)	25	(122)	8
Net increase (decrease) in cash, cash equivalents and restricted cash	(1,813)	199	(2,212)	143
Cash, cash equivalents and restricted cash, beginning of period	3,078	1,745	3,477	1,801
Cash, cash equivalents and restricted cash, end of period	1,265	1,944	1,265	1,944
Less: Restricted cash	13	21	13	21
Less: Cash and cash equivalents in held for sale assets	34	—	34	—
Cash and cash equivalents, end of period	$1,218	$1,923	$1,218	$1,923

Otis Worldwide Corporation
Free Cash Flow Reconciliation

	Quarter Ended June 30,
	(Unaudited)
(dollars in millions)	2022		2021

Net income attributable to Otis Worldwide Corporation	$321		$326
Net cash flows provided by operating activities	$353		$533
Net cash flows provided by operating activities as a percentage of net income attributable to Otis Worldwide Corporation		110%		163%
Capital expenditures	(27)		(40)
Capital expenditures as a percentage of net income attributable to Otis Worldwide Corporation		(8)%		(12)%
Free cash flow	$326		$493
Free cash flow as a percentage of net income attributable to Otis Worldwide Corporation		102%		151%

	Six Months Ended June 30,
	(Unaudited)
(dollars in millions)	2022		2021

Net income attributable to common shareholders	$632		$634
Net cash flows provided by operating activities	$857		$1,118
Net cash flows provided by operating activities as a percentage of net income attributable to common shareholders		136%		176%
Capital expenditures	(57)		(84)
Capital expenditures as a percentage of net income attributable to common shareholders		(9)%		(13)%
Free cash flow	$800		$1,034
Free cash flow as a percentage of net income attributable to common shareholders		127%		163%